UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

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Northland Cable Properties Seven Limited Partnership
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS

ON APRIL 17, 2012

A special meeting of the limited partners of Northland Cable Properties Seven Limited Partnership (“NCP-Seven”) will be held at 101 Stewart Street, Suite 700, Seattle, Washington 98101, on April 17, 2012 at 3:00 p.m. local time. The meeting is called for the following purposes:

1.	to authorize (A) NCP-Seven and its managing general partner to sell one or more of NCP-Seven’s cable systems for cash in one or more transactions, up to and including a sale of substantially all of NCP-Seven’s assets for the aggregate purchase price of $17,300,000, subject to adjustment as described in the previously mailed proxy statement, to the following purchasers, which we sometimes refer to collectively as the “Purchasers”: Northland Cable Television, Inc., an affiliate of the managing general partner of NCP-Seven, Charter Communications, LLC, a Delaware limited liability company and TruVista Communications of Georgia, LLC, a Georgia limited liability company, and (B) one or more of the proposed transactions to be consummated pursuant to the terms of three separate asset purchase agreements entered into by NCP-Seven and each of the Purchasers dated as of October 21, 2011, October 12, 2011 and October 14, 2011, respectively; and

2.	to transact any other business that properly comes before the special meeting, including any adjournments or postponements of the meeting.

Only limited partners of record as of February 10, 2012 are entitled to notice of and to vote at the special meeting. Pursuant to the terms of NCP-Seven’s limited partnership agreement, NCP-Seven will be dissolved upon the sale of all, or substantially all, of NCP-Seven’s assets, and the managing general partner will wind up the business and affairs of NCP-Seven without requiring any further consent or vote by the limited partners.

Please complete, date, and sign the previously mailed proxy (if you have not already done so), which is solicited by NCP-Seven’s managing general partner, and mail it promptly in the envelope provided with the proxy to make sure that your limited partnership interests are represented at the meeting. In the event you decide to attend the meeting in person, you may, if you desire, revoke your proxy and vote your interests in person.

The terms of the proposal and the managing general partner’s conflicts of interest are described in detail in the previously mailed proxy statement. The managing general partner urges you to read the full text of the proxy statement and its exhibits carefully before making a decision on the proposal.

Sincerely,

Northland Cable Properties Seven Limited Partnership

Northland Communications Corporation,

Managing General Partner

/s/ Richard I. Clark
Richard I. Clark
Executive Vice President

Seattle, Washington

March 30, 2012